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                                                                    EXHIBIT 99.5


                               THE BENCHMARK FUNDS

                          INVESTMENT ADVISORY AGREEMENT


AGREEMENT made this 5th day of October, 1990 between THE BENCHMARK FUNDS, a Massachusetts business trust (the "Trust"), and THE NORTHERN TRUST COMPANY, an Illinois state bank (the "Adviser").


                                   WITNESSETH:


WHEREAS, the Trust is an open-end, management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

WHEREAS, the Trust is authorized to issue units of beneficial interest ("Units") in separate series with each such series representing the interests in a separate portfolio of securities and other assets; and

WHEREAS, the Trust presently intends to offer units of beneficial interest in four portfolios, known as the Diversified Assets Portfolio, Government Portfolio, Government Select Portfolio and Tax-Exempt Portfolio (such Portfolios [the "Current Portfolios"] together with all other portfolios subsequently established by the Trust and made subject to this Agreement being herein collectively referred to as the "Portfolios"); and

WHEREAS, the Trust desires to retain the Adviser to render investment advisory services to the Trust and each of its Current Portfolios as indicated below and the Adviser is willing to so render such services;

NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the parties hereto agree as follows:

1.   Appointment of Adviser.

     (a) The Trust hereby appoints the Adviser to act as investment adviser to the Trust and each of its Current Portfolios for the periods and on the terms herein set forth. The Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

     (b) In the event that the Trust establishes one or more portfolios other than the Current Portfolios

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          with respect to which it desires to retain the Adviser to act as investment adviser hereunder, it shall notify the Adviser in writing. If the Adviser is willing to render such services under this Agreement it shall notify the Trust in writing whereupon such portfolio shall become a Portfolio hereunder and shall be subject to the provisions of this Agreement to the same extent as the Current Portfolios except to the extent that said provisions (including those relating to the compensation payable by the Trust to the Adviser) are modified with respect to such Portfolio in writing by the Trust and the Adviser at the time.

2. Delivery of Documents. The Trust has delivered (or will deliver as soon as is possible) to the Adviser copies of each of the following documents:

     (a) Agreement and Declaration of Trust dated as of July 15, 1982, together with all Amendments thereto (such Agreement and Declaration of Trust, as presently in effect and as amended from time to time, is herein called the "Trust Agreement"), copies of which are also on file with the Secretary of The Commonwealth of Massachusetts;

     (b) By-Laws of the Trust (such By-Laws, as presently in effect and as amended from time to time, are herein called the "By-Laws");

     (c)  Administration Agreement between the Trust and its Administrator;

     (d)  Distribution Agreement between the Trust and its Distributor;

     (e)  Custodian Agreement between the Trust and its Custodian;

     (f)  Transfer Agency Agreement between the Trust and its Transfer Agent;

     (g) Prospectus and Statement of Additional Information for the Current Portfolios, (such Prospectus and Statement of Additional Information, as presently in effect and as amended, supplemented and/or superseded from time to time, is herein called the "Prospectus and Statement of Additional Information" respectively);

     (h) Post Effective Amendment No. 11 to the Trust's Registration Statement on Form N-1A (No. 2-80543)

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          under the Securities Act of 1933 (the "1933 Act") and Amendment No. 12
          to the Trust's Registration Statement on such form (No. 811-3605) under the 1940 Act filed as a single document with the Securities and Exchange Commission (the "Commission") (such Registration Statement, as presently in effect and as amended from time to time, is herein called the "Registration Statement");

The Trust agrees to promptly furnish the Adviser from time to time with copies of all amendments of or supplements to or otherwise current versions of any of the foregoing documents not heretofore furnished.

3.   Duties of Adviser.

     (a) Subject to the general supervision of the Trustees of the Trust, the Adviser shall manage the investment operations of each of the Portfolios and the composition of each Portfolio's assets, including the purchase, retention and disposition thereof. In this regard, the Adviser

          (i) shall provide supervision of the Portfolios' assets, furnish a continuous investment program for such Portfolios, determine from time to time what investments or securities will be purchased, retained or sold by the Portfolios, and what portion of the assets will be invested or held uninvested as cash;

          (ii) shall place orders pursuant to its determinations either directly with the issuer or with any broker and/or dealer or other persons who deals in the securities in which the Portfolio in question is dealing. In placing orders with brokers, dealers or other persons the Adviser shall attempt to obtain the best net price and execution of its orders, provided that to the extent the execution and price available from more than one broker, dealer or other such persons are believed to be comparable, the Adviser may,at its discretion but subject to applicable law, select the executing broker, dealer or such other persons on the basis of the Adviser's opinion of the reliability and quality of such broker, dealer or such other persons;

         (iii) may, on occasions when it deems the purchase or sale of a security to be in the best interests of a Portfolio as well as other fidu-

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               ciary or agency accounts managed by the Adviser, aggregate, to the extent permitted by applicable laws and regulations, the securities to be sold or purchased in order to obtain the best net price and execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Adviser in the manner it considers to be most equitable and consistent with its fiduciary obligations to such Portfolio and to such other accounts.

          (b) The Adviser, in connection with its rights and duties with respect to the Trust,

               (i) shall use the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; and

               (ii) shall act in conformity with the Trust Agreement, By-Laws,
                    Registration Statement, Prospectus and Statement of Additional Information, the instructions and directions of the Trustees of the Trust, and will use its best efforts to comply with and conform to the requirements of the 1940 Act and all other applicable federal and state laws, regulations and rulings.

          (c)  The Adviser shall:

               (i) comply with all applicable Rules and Regulations of the Securities and Exchange Commission and will in addition conduct its activities under this Agreement in accordance with other applicable law; and

               (ii) maintain a policy and practice of conducting its investment advisory services hereunder independently of its commercial banking operations and those of any affiliated bank of the Adviser. When the Adviser makes investment recommendations for a Portfolio, its investment advisory personnel will not inquire or take into consideration whether the issuer of securities proposed for purchase or sale for the Portfolio's account are customers of its commercial banking department or

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                    the commercial banking department of any affiliated bank of the Adviser.

          (d) The Adviser shall not, unless permitted by the Securities and Exchange Commission:

               (i) permit the Portfolios to execute transactions with the Adviser's Bond Department.

               (ii) permit the Portfolios to purchase certificates of deposit of the Adviser or its affiliate banks, commercial paper issued by the Adviser's parent holding company or other securities issued or guaranteed by the Adviser, its parent holding company or their subsidiaries or affiliates.

          (e) The Adviser shall render to the Trustees of the Trust such periodic and special reports as the Trustees may reasonably request.

          (f) The services of the Adviser hereunder are not deemed exclusive and the Adviser shall be free to render similar services to others (including other investment companies) so long as its services under this agreement are not impaired thereby.

4. Expenses. During the term of this Agreement, the Adviser will pay all costs incurred by it in connection with the performance of its duties under paragraph 3 hereof, other than the cost (including taxes, brokerage commissions and other transaction costs, if any) of securities purchased or sold for each of the Portfolios.

5.   Compensation.

     (a) For the services provided and the expenses assumed by the Adviser pursuant to this Agreement, the Trust will pay to the Adviser as full compensation therefor a fee at an annual rate of .25 of 1% of each Portfolio's average net assets.

     (b) The fee will be computed based on net assets on each day and will be paid to the Adviser monthly.

6. Books and Records. The Adviser agrees to maintain, and preserve for the periods prescribed by Rule 31a-2 of the Commission under the 1940 Act, such records as are required to be maintained by Rule 31a-1 of the Commission under the 1940 Act [other than clause (b)(4) and paragraphs (c), (d) and
     (e) thereof]. The Adviser further agrees that all records

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     which it maintains for the Trust are the property of the Trust and it will surrender promptly to the Trust any of such records upon the Trust's request.

7.   Indemnification.

     (a) The Trust hereby agrees to indemnify and hold harmless the Adviser, its directors, officers, and employees and each person, if any, who controls the Adviser (collectively, the "Indemnified Parties") against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act, the Securities Exchange Act of 1934, the 1940 Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

          (i) any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact required to be stated or necessary to make the statements made not misleading in the Registration Statement, the Prospectus, the Statement of Additional Information, or any application or other document filed in con- nection with the qualification of the Trust or Units of the Trust under the Blue Sky or securities laws of any jurisdiction ("Application"), except insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission either pertaining to a breach of the Adviser's duties in connection with this Agreement or made in reliance upon and in conformity with information furnished by, through or on behalf of the Adviser for use in connection with the Registration Statement, any Application, the Prospectus or the Statement of Additional Information; or

          (ii) subject to clause (i) above, the Adviser acting in accordance with the terms hereof; and the Trust will reimburse each Indemnified Party for any legal or

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               other expense incurred by such Indemnified Party in connection with investigating or defending any such loss, claim, damages, liability or action.

     (b) If the indemnification provided for in paragraph 7(a) is due in accordance with the terms of such paragraph but is for any reason held by a court to be unavailable from the Trust, then the Trust shall contribute to the aggregate amount paid or payable by the Trust and the Indemnified Parties as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the Trust and such Indemnified Parties in connection with the operation of the Trust, (ii) the relative fault of the Trust and such Indemnified Parties, and (iii) any other relevant equitable considerations. The Trust and the Adviser agree that it would not be just and equitable if contribution pursuant to this subparagraph (b) were determined by pro rata allocation or other method of allocation which does not take account of the equitable considerations referred to above in the subparagraph (b). The amount paid or payable as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subparagraph (b) shall be deemed to include any legal or other expense incurred by the Trust and the Indemnified Parties in connection with investigating or defending any such loss, claim, damage, liability or action. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
          Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (c) It is understood, however, that nothing in this paragraph 7 shall protect any Indemnified Party against, or entitle any Indemnified Party to indemnification against, or contribution with respect to, any liability to the Trust or its Unitholders to which such Indemnified Party is subject, by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of a reckless disregard to its obligations and duties, under this Agreement or otherwise, to an extent or in a manner inconsistent with Section 17 of the 1940 Act.

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8.   Duration and Termination. Insofar as the holders of Units representing the interests in the Current Portfolios are affected by this Agreement, it shall continue, unless sooner terminated as provided herein, until April 30, 1992, and, insofar as the holders of Units representing the interests in each of the other Portfolios are affected by this Agreement, it (as supplemented by the terms specified in any notice and agreement pursuant to paragraph 1(b) hereof) shall continue (assuming approval by the initial holder(s) of Units of such Portfolio) until April 30 of the year following the year in which the Portfolio becomes a Portfolio hereunder, and with respect to each Portfolio thereafter shall continue automatically for periods of one year so long as each such latter continuance is approved at least annually (a) by the vote of a majority of the Trustees of the Trust who are not parties to this Agreement or interested persons (as defined by the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Trustees of the Trust or by vote of a majority of the outstanding Units (as defined with respect to voting securities in the 1940 Act) representing the interests in such Portfolio; provided, however, that this Agreement may be terminated by the Trust as to any Portfolio at any time, without the payment of any penalty, by vote of a majority of the Trustees of the Trust or by vote of a majority of the outstanding Units (as so defined) representing the interests in the Portfolio affected thereby on 60 days' written notice to the Adviser, or by the Adviser at any time, without the payment of any penalty, on 60 days' written notice to the Trust. This Agreement will automatically and immediately terminate in the event of its assignment (as defined by the 1940 Act).

9. Name of the Trust. The Adviser agrees that the name "The Benchmark" may be used in the name of the Trust and that such name, any related logos and any service marks containing the words "The Benchmark" may be used in connection with the Trust's business only for so long as this Agreement (including any continuance or amendment hereof) remains in effect and that such use shall be royalty free. At such time as this Agreement shall no longer be in effect, the Trust will cease such use. The Trust acknowledges that it has no rights to the name "The Benchmark," such logos or service marks other than those granted in this paragraph and that the Adviser reserves to itself the right to grant the nonexclusive right to use the name "The Benchmark," such logos or service marks to any other person, including, but not limited to, another investment company.

10. Status of Adviser as Independent Contractor. The Adviser shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided

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     herein or authorized by the Trustees of the Trust from time to time, have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

11. Amendment of Agreement. This Agreement may be amended by mutual consent, but the consent of the Trust must be approved (a) by vote of a majority of those Trustees of the Trust who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such amendment, and
     (b) by vote of a majority of the outstanding Units (as defined with respect to voting securities by the 1940 Act) representing the interests in each Portfolio affected by such amendment.

12. Unitholder Liability. This Agreement is executed by or on behalf of the Trust with respect to each of the Portfolios and the obligations hereunder are not binding upon any of the Trustees, officers or Unitholders of the Trust individually but are binding only upon the Trust and its assets and property. All obligations of the Trust under this Agreement shall apply only on a Portfolio-by-Portfolio basis, and the assets of one Portfolio shall not be liable for the obligations of another Portfolio.

13. Miscellaneous. The Trust's Declaration of Trust as amended to date is on file with the Secretary of The Commonwealth of Massachusetts. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statue, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be construed in accordance with applicable federal law and (except as to paragraph 12 hereof which shall be construed in accordance with the laws of The Commonwealth of Massachusetts) the laws of the State of Illinois and shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors (subject to the last sentence of paragraph
     8) and, to the extent provided in paragraph 7 hereof, each Indemnified Party. Anything herein to the contrary notwithstanding, this Agreement shall not be construed to require, or to impose any duty upon, either of the parties to do anything in violation of any applicable laws or regulations. Any provision in this Agreement requiring compliance with any statue or regulation shall mean such statue or regulation as amended and in effect from time to time.

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IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.



ATTEST:                                         THE BENCHMARK FUNDS

/s/ Michelle Lenzmeier                          By: Stephen Wells

                                                As its: President



ATTEST:                                         THE NORTHERN TRUST COMPANY

/s/ Victoria Antoni                             By: Sheila Penrose

                                                As its: Senior Vice President

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